EXHIBIT 23.1
                                 CONSENT OF KPMG
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ICON Income Fund Nine, LLC

We consent to the use of our reports on (i) ICON Capital Corp. dated August 12, 2002 and June 25, 2001, (ii) ICON Income Fund Nine, LLC dated March 29, 2002 and August 9, 2001 and (iii) ICON Holdings Corp. dated August 12, 2002 and November 15, 2001 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

New York, New York
August 19, 2002